UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, the Board of Directors (the “Board”) of ChromaDex Corporation (the “Company”) appointed Caroline S. Levy as a member of the Board effective on such date, to serve until the Company’s 2022 annual meeting of stockholders. Ms. Levy, 58, most recently served as Senior Equity Research Analyst at Macquarie Capital USA Inc. In her role Ms. Levy covered both large and small cap beverage companies. Prior to this, she spent eight years as a managing director and senior analyst at CLSA Americas. This followed a decade at UBS, where Ms. Levy headed the US consumer research team, while also holding the position of Chief Operating Officer for all research and Chair of the Investment Review Committee. Ms. Levy has made numerous media appearances including CNBC’s “Mad Money with Jim Cramer” and Bloomberg. Additionally, she has been recognized multiple times including, “The Institutional Investor All Star survey” and “The Wall Street Journal analyst rankings”, for stock picking and earnings accuracy.

Ms. Levy will be appointed to the Audit Committee and the Nominating and Corporate Governance Committee of the Board. The Board has determined that Ms. Levy is an independent director under the listing standards of the Nasdaq Stock Market LLC and is “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Ms. Levy and any other person pursuant to which she was selected as a member of the Board. In addition, there are no transactions in which Ms. Levy has an interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Under the Company’s Amended and Restated Non-Employee Director Compensation Policy, Ms. Levy will be eligible to receive an annual retainer of $40,000 for serving on the Board, and an additional $10,000 and $5,000, per year, respectively for service on the Audit and Nominating and Corporate Governance Committees. Ms. Levy was also granted an option to purchase 40,000 shares of the Company’s common stock on December 1, 2021, the date of her initial election to the Board, vesting in substantially equal annual installments over a three-year period, subject to Ms. Levy’s continuing service on the Board. In addition, on the date of each annual meeting, she will be granted a stock option to purchase 20,000 shares of the Company’s common stock, vesting over a one-year period, subject to Ms. Levy’s continuing service on the Board. All option grants have an exercise price per share equal to the fair market value of our common stock on the date of grant.

Ms. Levy will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 16, 2016. The Company’s Amended and Restated Non-Employee Director Compensation Policy is filed as Exhibit 10.4 to the Company’s Quarterly Report filed with the SEC on August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: December 1, 2021	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer